                                                                    EXHIBIT 4.10

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) (l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(c) (2) OF REGULATION S UNDER THE U.S. SECURITIES ACT) AND
(2) IN THE CASE OF (A) OR (B) ABOVE, AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF (A) THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND (B) THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE

TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S (PROVIDED THAT SUCH NON-U.S. PERSONS AGREE NOT TO RESELL OR OTHERWISE TRANSFER THE SECURITIES IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT, EXCEPT IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS) OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

                                                                CUSIP 138747 AA8

                               CANWEST MEDIA INC.

No. 006                                                            U.S.$ 195,000

                    10-5/8% SENIOR SUBORDINATED NOTE DUE 2011

                  CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer," which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of One Hundred Ninety Five Thousand Dollars on May 15, 2011.

                  Interest Payment Dates: May 15 and November 15, commencing November 15, 2001.

                  Record Dates: May 1 and November 1.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          CANWEST MEDIA INC.

                                          By: /s/ JOHN MAGUIRE
                                             _______________________________
                                             Name: John Maguire
                                             Title: Chief Financial Officer

                                          By: /s/ PAMELA HARROD
                                             _______________________________
                                             Name: Pamela Harrod
                                             Title: Assistant Secretary

Dated: October 29, 2001

Certificate of Authentication:

                  This is one of the 10-5/8% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                            as Trustee

                                          By: /s/ VANESSA MACK
                                             _______________________________
                                             Authorized Signatory

                                [REVERSE OF NOTE]

                               CANWEST MEDIA INC.

                    10-5/8% SENIOR SUBORDINATED NOTE DUE 2011

                  1. Interest. CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 10-5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 17, 2001 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 15 and November 15 commencing November 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

                  2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on May 1 or November 1 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest on the Notes in the manner set forth in Article 2 of the Indenture. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, in its capacity as Trustee (the "Trustee"), will act as U.S. Paying Agent and U.S. Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

                  4. Indenture. The Issuer issued the Notes under an Indenture dated as of May 17, 2001 (the "Indenture") between the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The U.S. Notes are general unsecured senior subordinated obligations of the Issuer limited in the aggregate principal amount of U.S.$725,000,000 plus an amount of U.S.$ Notes into which the Cdn.$ Notes may be converted at any time up to and including May 14, 2006. The Company shall be entitled to issue Additional Notes pursuant to Section 2.19 of the Indenture. The Notes include the Exchange Notes issued in exchange for the U.S.$ Notes pursuant to the U.S. Registration Rights Agreement. All Notes issued under the Indenture, although the U.S.$ Notes and the Cdn.$ Notes represent different indebtedness of the Issuer, are treated as a single class of securities under the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture.

                  5. Additional Amounts. The Issuer will pay to the Holders of Notes such Additional Amounts as may become payable under Section
4.26 of the Indenture.

                  6. Optional Redemption. The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after May 15, 2006 upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on May 15 of each year listed below:

Year                                  Redemption Price
----                                  ----------------
2006                                      105.313%
2007                                      103.542%
2008                                      101.771%
2009 and thereafter                       100.000%

                  Notwithstanding the foregoing, the Issuer may redeem in the aggregate up to (i) 35% of the original principal amount of the Notes at any time and from time to time prior to May 15, 2004 at a redemption price equal to 110.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of U.S.$ Notes originally issued (including the original principal amount of Additional Notes) shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

                  Notwithstanding the foregoing and notwithstanding any other term of the Initial U.S.$ Notes or of the Indenture, until the completion of an exchange offer under the Registration Rights Agreement, the issuer may not redeem in the aggregate more than:

                  (A) 25% of the original principal amount of the Initial U.S.$ Notes, expressed in U.S. dollars, less the aggregate amount, expressed in U.S. dollars at the Rate of Exchange for purchasing U.S. dollars in effect on the date of exchange, of Cdn.$ Notes that have been exchanged into Exchanged Cdn.$ Notes, or

                  (B) 25% of the original principal amount of the Initial U.S.$ Notes, expressed in Canadian dollars at the Rate of Exchange for purchasing Canadian dollars in effect on the Issue Date, less the aggregate amount, expressed in Canadian dollars, of Cdn.$ Notes that have been exchanged into Exchanged Cdn.$ Notes.

                  In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee in its sole discretion shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by or on behalf of the Issuer with the Paying Agent.

                  7. Tax Redemption. The Notes will be redeemable, in whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each Holder of Notes at its address appearing on the U.S. Register maintained by the U.S. Registrar, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if the Issuer or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts pursuant to Section
4.26 of the Indenture as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Authority, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that the Issuer or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (not including substitution of the obligor under the Notes). No such notice of redemption may be given later than 180 days after the Issuer first becomes liable to pay any Additional Amounts as a result of such change or amendment.

                  8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest will cease to accrue on Notes or portions thereof called for redemption.

                  9. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale, and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  10.      Intentionally Omitted.

                  11. Denominations, Transfer, Exchange. The U.S.$ Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

                  12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or a Paying Agent will pay the money back to the Issuer (or, if appropriate, any Guarantors) at its written request. After that, Holders entitled to the money must look to the Issuer and any Guarantors for payment as unsecured general creditors unless applicable "abandoned property" law designates another Person.

                  14. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, any Guarantor and the Trustee with the written consent of the Holders of not less than a majority of the aggregate principal amount of then outstanding Notes, subject to certain exceptions requiring the written consent of the Holders of the particular Notes to be affected.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.04 of the Indenture, the Issuer must annually report to the Trustee in writing on compliance with such limitations.

                  16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

                  17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuer or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes may, by written notice to the Trustee and the Issuer, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuer or any Restricted Subsidiary, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may, in writing, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article 5 of the Indenture) if it determines in its sole discretion that withholding notice is in the Holders' best interests.

                  18. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Guarantor or their Affiliates, as if it were not a Trustee.

                  19. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  20. Discharge. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  21. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Notes.

                  22. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer and Guarantors with certain conditions set forth in the Indenture.

                  23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer and Guarantors have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee in writing to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  25. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  CANWEST MEDIA INC.
                  31st Floor, TD Centre
                  201 Portage Avenue
                  Winnipeg, Manitoba, R3B 3L7
                  Canada

                  Attention: Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

______________________________________________________________________
______________________________________________________________________

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:________________________            Your Signature:_______________________
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)

                   Signature Guarantee:_______________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.21 of the Indenture, check the appropriate box:

                  [ ]      Section 4.10        [ ]      Section 4.21

                  If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

U.S.$_______________________________
  (multiple of U.S.$l,000)

Date: ______________________________

              Your Signature:_____________________________________
                             (Sign exactly as your name appears on
                              the face of this Note)

______________________________
Signature Guaranteed

                          ASSIGNMENT FOR RULE 144A NOTE

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________
________________________________________________________________________

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:__________________                Your Signature:_________________________
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

               Signature Guarantee:______________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:______________________                       _____________________________
                                                  NOTICE: To be executed by
                                                          an executive officer

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-OIB Accredited Investors

                                                       _______________, ______

Attention:

         Re:  CanWest Media Inc. (the "Issuer")
              l0-5/8% Senior Subordinated Notes due 2011 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of Notes, we confirm that:

                  1. We are not a resident of Canada or a corporation or other entity governed by the laws of Canada or any province or territory thereof.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 17, 200l relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and any applicable Canadian securities laws of any province or territory of Canada.

                  3. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof or any other non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof,
(ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if

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

applicable) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a) (l), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  7. We have no intention of transferring the Notes to a resident of Canada and (a) we acknowledge that transfers of Notes to residents of Canada may be restricted under certain circumstances and (b) we agree to comply with any applicable Canadian provincial securities laws in respect of any transfer of Notes to a resident of Canada.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,
                                        [Name of Transferee]

                                        By:__________________________

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